Exhibit 10.16

BASE SALARIES FOR EXECUTIVE OFFICERS

OF

C&F FINANCIAL CORPORATION

The following are the base salaries (on an annual basis) effective as of January 1, 2018 of the executive officers of C&F Financial Corporation:

Larry G. Dillon	$335,000
Chairman and Chief Executive Officer

Thomas F. Cherry	$325,000
President and Secretary

Jason E. Long	$201,000
Senior Vice President and Chief Financial Officer

John A. Seaman III	$205,000
Senior Vice President and Chief Credit Officer of C&F Bank

Bryan E. McKernon	$220,000
President and Chief Executive Officer of C&F Mortgage Corporation

S. Dustin Crone	$237,000
President of C&F Finance Company